UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The National Bank of Indianapolis Corporation

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May 12, 2008
Dear Shareholder:
Enclosed you will find the 2007 Annual Report including audited financial statements of The National Bank of Indianapolis Corporation for the year ended December 31, 2007. The financial statements were audited by the accounting firm of Ernst & Young LLP and contain an unqualified opinion. As you review the financial results for 2007, please note that the Corporation began the year with total assets of $1,034 million and finished the year with total assets of over $1,163 million. This represents asset growth of $129 million or 12%.
As a result, The National Bank of Indianapolis advanced one more spot to become the 13th largest Indiana bank, based on asset size. We have passed a total of over 200 banks in our fourteen years of existence.
In addition, please note the record 2007 net income performance of $7,891,000. This translates into fully diluted earnings per share of $3.27, up 13% over 2006 earnings per share of $2.90 as restated. Included in the 2007 results is $390,690 or $0.16 per share from the effects of FAS 91 accounting. Prior years also included the effect of FAS 91, which were not material. Without the positive effect from FAS 91, earnings per share in 2007 were $3.11, up 7% over 2006.
Moving to the first quarter of 2008, we are pleased to report that the Corporation’s total assets exceeded $1,153 million. The Corporation also recorded a profit of $546,000 or $0.23 per share for the first quarter of 2008 compared to $1,769,000 or $0.73 per share one year ago. Without the positive effect from FAS 91, earnings per share in the first quarter of 2007 were $0.69.
Results for the first quarter of 2008 include a provision for loan losses of $1,075,000 in light of our first quarter net charge-offs of $1,014,918. Loan charge-offs in the first quarter were limited to a small number of borrowers that were affected by the general decline in the housing market. Also affecting first quarter results was a non-recurring after-tax charge of $840,000 related to certain deposit accounts.
Turning to the growth and expansion of your Bank, our newest Banking Center located at 146th Street in the Cool Creek Center has opened for business. This Banking Center is located in a very desirable demographic market and staffed by an experienced team of bankers. We anticipate future success in this attractive market with our high levels of personal service and our distinctive, elegant banking office.

Enclosed with this letter you will also find a Proxy Statement and proxy form. With the Financial Statements, Annual Report and Proxy Statement, we have endeavored to provide substantial information concerning the Corporation and the Bank. By Indiana Law, we are required to hold an annual meeting of shareholders. This meeting will take place on June 19, 2008 at 3:00 p.m. at the Bank’s headquarters. The agenda will be very short. It is our intent to tally the proxies and formally transact only the business set forth in the Proxy Statement. We value your time and suggest for your convenience that you participate by reading the materials and sending in your proxy card. Please feel free to call us if you have any questions. If you do wish to attend the meeting, please let us know and we will make space available.
In summary, we believe that the Bank is strong, stable and well-positioned to meet the many challenges of 2008.
As always, we appreciate your support as both shareholders and clients of the Bank and we welcome all additional business and referrals that you are able to provide.
Sincerely,

Michael S. Maurer	Morris L. Maurer	Philip B. Roby
Chairman	President and	Executive Vice President and
	Chief Executive Officer	Chief Operating Officer
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

FIRST QUARTER 2008 HIGHLIGHTS
Selected Balance Sheet Information

	March 31, 2008	March 31, 2007		Dec. 31, 2007
(in thousands)	(unaudited)	(unaudited)		(audited)
Total Assets	$1,153,511	$1,090,292	*	$1,163,109
Loans	839,142	745,603	*	830,328
Reserve for Loan Losses	(9,513)	(8,609)		(9,453)
Investment Securities	165,487	138,619		134,024
Total Deposits	988,527	935,395		1,004,762
Shareholders’ Equity	69,964	62,069	*	68,938
Selected Income Statement Information

	Three Months Ended March 31,
(in thousands)	2008	2007
Net Interest Income	$8,989	$7,972	*
Provision for Loan Losses	1,075	225
Non-Interest Income	2,413	2,181
Non-Interest Expense	9,747	7,317	*
Pretax Income	580	2,611	*
Net Income	546	1,769	*
Selected Per Share Information

	Three Months Ended March 31,
	2007	2006
Basic Earnings per share	$0.24	$0.76	*
Diluted Earnings per share	$0.23	$0.73	*
Book Value per share	$30.13	$26.79	*
*Restated to reflect the effect of accounting for FAS 91 as described in December 31, 2007, SEC Form 10-K.